UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2010, BrainStorm Cell Therapeutics, Inc.’s Chief Executive Officer and a member of the board of directors, Abraham (Rami) Efrati, tendered his resignation to the Company in order to pursue other opportunities.  Mr. Efrati’s resignation will be effective as of on or around February 28, 2011.  The registrant is currently searching for a successor to Mr. Efrati.  The registrant owes Mr. Efrati approximately 1 million NIS (approximately US$270,000) for salary payments that were deferred in past years to help the registrant during times of financial difficulty. The parties are currently negotiating the method of such payment to Mr. Efrati.  Other than the above payments owed, Mr. Efrati did not have any disagreements with the registrant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Chaim Lebovits
Chaim Lebovits
President